UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2015

AVALANCHE BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d)

Paul B. Cleveland

The Board of Directors (the “Board”) of Avalanche Biotechnologies, Inc. (the “Company”) announced today that Paul B. Cleveland has been appointed as the Company’s Chief Executive Officer and President and as a member of the Board, effective December 9, 2015 or at such later date determined by mutual agreement and approved by the Board (the “Commencement Date”). Mr. Cleveland will fill the vacancy on the Board created by the resignation of Thomas W. Chalberg, Jr., Ph.D. earlier this year. Mr. Cleveland will serve as a Class I Director with a term expiring at the 2018 Annual Meeting of Stockholders. Mr. Cleveland will also assume the duties of the Company’s principal financial officer on an interim basis from the Commencement Date until such time as the Company appoints a Chief Financial Officer.

Mr. Cleveland, age 59, served as the Chief Executive Officer and President and as a director of Celladon Corporation, a publicly held cardiovascular gene therapy company (“Celladon”), from May 2015 to November 2015, and as the President and Chief Financial Officer of Celladon from June 2014 to May 2015. From February 2013 to August 2013, Mr. Cleveland served as Executive Vice President, Corporate Strategy and Chief Financial Officer of Aragon Pharmaceuticals, Inc., a private biotechnology company focused on the development of small-molecule drugs for the treatment of hormone-dependent cancers. From April 2011 to February 2013, Mr. Cleveland served as General Partner and Chief Operating Officer of Mohr Davidow Ventures. From January 2006 to February 2011, Mr. Cleveland served as Executive Vice President, Corporate Development and Chief Financial Officer of Affymax, Inc., a biopharmaceutical company. From April 2004 to December 2005, he served as a managing director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a managing director at investment bank J.P.Morgan Chase and Co. and a predecessor firm, Hambrecht & Quist. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley LLP; from December 1988 to December 1992, he was a corporate attorney at Sidley Austin LLP; and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell LLP. He has served as a member of the Board of Directors of Sangamo BioSciences, Inc., a publicly held biopharmaceutical company, since November 2008, and as a member of the Board of Directors of Alder BioPharmaceuticals, Inc., a publicly held biopharmaceutical company, since August 2015. Mr. Cleveland received a B.A. from Washington University in St. Louis and a J.D. from Northwestern University School of Law.

There are no family relationships between Mr. Cleveland and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Cleveland and any other persons pursuant to which he was selected as Chief Executive Officer and President. Mr. Cleveland has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Executive Officer and President of the Company, Mr. Cleveland and the Company have entered into an at-will employment agreement dated November 19, 2015 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Cleveland will receive an annual base salary of $540,000 and will be eligible for an annual target bonus equal to 55% of his base salary earned during the bonus year based on the attainment of certain individual and corporate performance objectives to be determined by the Board. Mr. Cleveland also will receive a one-time lump sum payment of $50,000 to cover his moving, relocation and travel expenses, subject to repayment in full to the Company if he voluntarily terminates his employment with the Company, or is terminated for Cause (as such term is defined in his Change in Control and Severance Agreement), within 12 months of the Commencement Date.

In addition, pursuant to the terms of the Offer Letter, on the Commencement Date the Company will grant Mr. Cleveland a stock option to purchase 910,000 shares of the Company’s common stock, pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4) and not pursuant to the Company’s 2014 Equity Inventive Award Plan or any equity incentive plan of the Company, as an inducement that is material to Mr. Cleveland in connection with his employment with the Company (the “Option”). The Option will have a per share exercise price equal to the closing sales price of the Company’s common stock on NASDAQ on the Commencement Date. The Option will vest as to 25% of the total shares subject to the Option on the first anniversary of the Commencement Date, and as to 1/48 of the total shares subject to the Option each month thereafter, so that the Option will be fully vested and exercisable as of the fourth anniversary of the Commencement Date.

The Company will also enter into its standard proprietary information and invention assignment agreement with Mr. Cleveland.

Concurrently with the execution of the Offer Letter, the Company and Mr. Cleveland entered into a Change in Control and Severance Agreement (the “Severance Agreement”), to take effect as of the Commencement Date. Pursuant to the Severance Agreement, in the event of a termination without Cause or a Constructive Termination (each as defined in the Severance Agreement) more than three months prior to a Change in Control (as defined in the Severance Agreement) or more than twelve months after a Change in Control, Mr. Cleveland will be entitled to (i) twelve months of base salary and (ii) up to twelve months of continued healthcare coverage. In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a Change in Control and ending twelve months following a Change in Control, Mr. Cleveland will be entitled to (i) an amount equal to 1.5 times the sum of (x) his base salary and (y) target annual bonus for the year in which such termination occurs, payable in a lump sum, (ii) up to 18 months of continued healthcare coverage and (iii) the accelerated vesting of all of his outstanding equity awards. The benefits described above are conditioned upon Mr. Cleveland executing and not revoking a release of claims against the Company.

In connection with Mr. Cleveland’s appointment, Hans P. Hull will no longer serve as the Company’s interim Chief Executive Officer and President, effective as of the Commencement Date. Mr. Hull will remain with the Company as the Company’s Senior Vice President, Business Operations.

The foregoing descriptions of the Offer Letter and Severance Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed hereto, respectively, as Exhibits 10.1 and 10.2. The foregoing description of the Option is qualified in its entirety by reference to the full text of the form of inducement stock option agreement, a copy of which is filed hereto as Exhibit 10.3.

Item 7.01 Regulation FD Disclosure.

On November 20, 2015, the Company issued a press release (the “Press Release”) announcing, among other matters, the Board’s appointment of Mr. Cleveland as the Company’s Chief Executive Officer and President, effective December 9, 2015 or at a later date determined by mutual agreement and approved by the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated November 19, 2015, by and between Avalanche Biotechnologies, Inc. and Paul Cleveland.

10.2	Change in Control and Severance Agreement, dated November 19, 2015, by and between Avalanche Biotechnologies, Inc. and Paul Cleveland.

10.3	Form of Inducement Stock Option Agreement.

99.1	Press Release, dated November 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2015	AVALANCHE BIOTECHNOLOGIES, INC.

	By:	/s/ Hans P. Hull
Hans P. Hull, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated November 19, 2015, by and between Avalanche Biotechnologies, Inc. and Paul Cleveland.

10.2	Change in Control and Severance Agreement, dated November 19, 2015, by and between Avalanche Biotechnologies, Inc. and Paul Cleveland.

10.3	Form of Inducement Stock Option Agreement.

99.1	Press Release, dated November 20, 2015.